As filed with the Securities and Exchange Commission on October 22, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

FactorShares Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

FactorShares Trust
35 Beechwood Road, Suite 2B
Summit, New Jersey 07901

(Address of registrant’s principal executive offices)

Title of each class of securities	Name of each exchange on which each class
to be registered	is to be registered
Tierra XP Latin America Real Estate ETF	NYSE Arca, Inc.
The Restaurant ETF	The NASDAQ Stock Market, LLC
BlueStar TA-BIGITech Israel Technology ETF	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-182274

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered.

With respect to the Tierra XP Latin America Real Estate ETF, reference is made to Post-Effective Amendment No. 19 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-182274 and 811-22310), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-15-005277) on October 16, 2015, which is incorporated herein by reference.

With respect to The Restaurant ETF, reference is made to Post-Effective Amendment No. 20 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-182274 and 811-22310), as filed with the SEC via EDGAR (Accession No. 0000894189-15-005279) on October 16, 2015, which is incorporated herein by reference.

With respect to the BlueStar TA-BIGITech™ Israel Technology ETF, reference is made to Post-Effective Amendment No. 21 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-182274 and 811-22310), as filed with the SEC via EDGAR (Accession No. 0000894189-15-005328 on October 21, 2015, which is incorporated herein by reference.

The Trust currently consists of 8 separate series.  The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Tierra XP Latin America Real Estate ETF	47-4900914
The Restaurant ETF	47-4896281
BlueStar TA-BIGITech™ Israel Technology ETF	47-4925476

Item 2.	Exhibits

A.
Certificate of Trust dated June 30, 2009, as filed with the state of Delaware on July 1, 2009, for FactorShares Trust (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission (the “SEC”) on June 22, 2012.

B.
Certificate of Amendment dated September 24, 2009 to the Registrant's Certificate of Trust dated June 30, 2009, as filed with the State of Delaware on July 1, 2009, is incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on June 22, 2012.

C.
Registrant’s Agreement and Declaration of Trust, adopted June 30, 2009, is incorporated herein by reference to Exhibit (a)(3) to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on November 20, 2012.

D.
Registrant’s By-Laws, adopted October 1, 2012, are incorporated herein by reference to Exhibit (b) to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on November 20, 2012.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FactorShares Trust

October 22, 2015

By: /s/ John A. Flanagan Name: John A. Flanagan Title: Treasurer